UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2013

BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13500 Evening Creek Drive North, Suite 600, San Diego, California	92128
(Address of principal executive offices)	(Zip Code)

(858) 668-2586
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05    Costs Associated with Exit or Disposal Activities.

In order to better align personnel resources with the impact of previously announced institutional initiatives regarding enrollments, on June 12, 2013, Ashford University offered certain employees the opportunity to participate in a voluntary separation program. Eligible employees' participation is subject to the institution's acceptance of each such employee's election to participate. The program excludes all faculty, admissions, and certain other personnel. On June 17, 2013, management re-evaluated the extent of the program and committed to a revised program. All employees terminated under the program were notified on or before June 24, 2013. In addition, on June 18, 2013, management of Bridgepoint Education, Inc. committed to a plan of termination affecting certain of its employees and resulting in an immaterial one-time charge.

The combined separations are expected to result in consolidated costs for one-time termination benefits of approximately $6.2 million, to be paid by September 19, 2013.

Special Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements including, without limitation, estimated costs related to one-time termination benefits and statements regarding the alignment of Ashford University personnel resources with, and the impact of previously announced initiatives on, enrollments. These statements involve risks and uncertainties, and actual results may differ materially from those expressed in or suggested by such statements.

More information on potential factors that could affect our future results is included from time to time in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of our periodic reports filed with the SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 12, 2013, and amended on May 17, 2013, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 15, 2013.

Forward-looking statements are made on the basis of management's views and assumptions regarding future events and business performance as of the time the statements are made, and the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2013		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Senior Vice President, Secretary and General Counsel